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                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Jens Meyerhoff and I. Paul Kacir, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of First Solar, Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

     This power of attorney shall be valid from the date hereof until revoked by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 1st day of April, 2008.



                                                            /s/ James R. Miller
                                                         _______________________
                                                                James R. Miller